                                                                   EXHIBIT 4.6.4

                                FOURTH AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") is dated as of November 4, 2002 (but effective on the Effective Date, defined below in Section 3.1) by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities parties hereto ("Lenders").

                                   WITNESSETH:

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                  "Addendum" means an instrument, substantially in the form of Exhibit C, by which a Lender becomes a party to this Amendment as of the Effective Date.

                  "Amendment" means this Fourth Amendment to Second Amended and Restated Credit Agreement.

                  "Credit Agreement" means the Original Agreement as amended hereby.

                  "Effective Date" has the meaning given to such term in Section 3.1.

                  "Exiting Lenders" means the Lenders that have not executed and delivered to Administrative Agent an Addendum on or prior to the Effective Date.


                                   ARTICLE II.

                                   Amendments

         Section 2.1. Defined Terms. The definition of "Collateral Coverage Ratio" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                  " 'Collateral Coverage Ratio': at any time, the ratio of (a) the Collateral Value to (b) the greater of (i) the Borrowing Base and
         (ii) the Total Revolving Extensions of Credit then outstanding."

         Section 2.2. Revolving Commitments. The first sentence of paragraph (a) of Section 2.1 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed such Lender's Revolving Commitment; provided, that, after giving effect thereto, the aggregate amount of Revolving Extensions of Credit then outstanding shall not exceed the lesser of (i) the Senior Debt Limit at such time and (ii) the Borrowing Base then in effect."

         Section 2.3. Termination or Reduction of Revolving Commitments. The first sentence of Section 2.4 of the Original Agreement is hereby amended in its entirety to read as follows:

         "The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total

         Revolving Extensions of Credit would exceed the lesser of the Borrowing Base and the Total Revolving Commitments."

         Section 2.4. L/C Commitments. The first sentence of paragraph (a) of
Section 2.5 of the Original Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2.8(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance,
         (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Total Revolving Extensions of Credit then outstanding would exceed the lesser of (A) the Senior Debt Limit at such time, (B) the Borrowing Base then in effect and (c) the Total Revolving Commitments."

         Section 2.5. Procedure for Issuance of Letter of Credit. The second sentence of Section 2.6 of the Original Agreement is hereby amended to insert the word "and" immediately before clause (ii) thereof and to delete the phrase "and (iii) if (x) such issuance is requested on or after the Extension Date and
(y) the Outstanding 7-7/8% Note Amount is greater than $10,000,000 at such time, the Outstanding 7/7/8% Note Amount shall not exceed the lesser of the Available Revolving Commitments of the Lenders and the Unused Borrowing Base" in its entirety.

         Section 2.6. Mandatory Prepayments. The first sentence of paragraph (b) of Section 3.2 of the Original Agreement is hereby amended to replace clause (A) with "(A) the Total Revolving Extensions of Credit".

         Section 2.7. New Lenders. The Original Agreement is hereby amended to add a new Section 10.6A thereto immediately following Section 10.6 thereof to read as follows:

                  "Section 10.6A. Procedure for Increases and Addition of New Lenders. So long as no Default or Event of Default has occurred and is continuing Borrower shall have the right to increase the aggregate Revolving Commitment by obtaining additional Revolving Commitments without the consent of Lenders (the amount of such increase is herein called the "Increase"), either from one or more of the existing Lenders or another lending institution provided that (a) Borrower shall have notified Administrative Agent of the amount of the Increase at least three Business Days prior to the proposed effective date thereof, (b) if the Increase is provided by a lending institution that is not then an existing Lender, Administrative Agent shall have approved such new Lender, such approval not to be unreasonably withheld, (c) the resulting Total Revolving Commitments shall not exceed the amount of $250,000,000, (d) the procedure described below in this Section shall have been complied with, (e) Borrower shall be in compliance with the Collateral Coverage Ratio, and (f) Borrower shall pay any amounts owing under Section 3.11 in connection with the prepayment of Eurodollar Loans, if any, necessary to give effect to the Lenders' revised Revolving Percentages. It is expressly understood and agreed that

         Lenders and Administrative Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount after giving effect to any Increase. Any amendment hereto for such an Increase shall be in the form attached hereto as Exhibit J and shall only require the written signatures of Administrative Agent, Borrower and the Lender(s) being added or increasing their Revolving Commitment. In addition, within a reasonable time after the effective date of any Increase, the Administrative Agent shall, and is hereby authorized and directed to, revise Schedule 1.1A reflecting such Increase and shall distribute such revised Schedule 1.1A to each of the Lenders and Borrower, whereupon such revised Schedule 1.1A shall replace the old Schedule 1.1A and become part of this Agreement. On the Business Day following any such Increase, all outstanding Revolving Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised Revolving Percentages."

         Section 2.8. Commitments. Schedule 1.1A to the Original Agreement is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.

         Section 2.9. Joinder Agreement. The Original Agreement is hereby amended to add a new Exhibit J thereto immediately following Exhibit I thereof to read as set forth in Exhibit B attached hereto.

         Section 2.10. Redetermination of the Borrowing Base and Collateral Value. In accordance with Section 2.13 of the Credit Agreement, Borrower, Administrative Agent and Lenders hereby agree that from the date hereof:

         (a) until the next date hereafter as of which the Borrowing Base is redetermined, the Borrowing Base shall be $250,000,000; and

         (b) until the next date hereafter as of which the Collateral Value is redetermined, the Collateral Value shall be $500,849,800.


                                  ARTICLE III.

                      Conditions of Effectiveness; Closing

         Section 3.1. Effective Date. This Amendment shall become effective on the date when all of the following conditions precedent have been satisfied (the "Effective Date"), provided that the Effective Date may occur no later than November 8, 2002 unless agreed to in writing by Administrative Agent and Borrower.

         (a) Administrative Agent shall have received, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

                  (i) this Amendment duly executed by Borrower, Company and Administrative Agent;

                  (ii) an Addendum duly executed by each Lender (other than the Exiting Lenders) and the aggregate Revolving Commitments of such executing Lenders must be at least equal to the amount of $210,000,000;

                  (iii) the Consent Agreement attached hereto duly executed by all Subsidiary Guarantors;

                  (iv) a favorable opinion of Commercial Law Group, counsel for the Company, Borrower and the Subsidiary Guarantors, substantially in the form set forth in Exhibit F of the Original Agreement;

                  (v) an "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein,
         (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

                  (vi) a "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of the Company, which shall contain (1) a certification by such officers as to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 5.2 of the Original Agreement and (2) the calculations required to determine the Senior Debt Limit (along with the supporting documentation described in Section 5.2(c) of the Original Agreement);

                  (vii) documents similar to those specified in subsection (v) of this Section with respect to each Subsidiary Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement); and

                  (viii) such other supporting documents as Administrative Agent may reasonably request.

         (a) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

         (b) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

         Section 3.2. Special Effective Date Provisions.

         (a) From and after the Effective Date, (i) each Exiting Lender shall cease to be a party to the Credit Agreement, (ii) no Exiting Lender shall have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Effective Date and, without limiting the foregoing, no Exiting Lender shall have any Revolving Commitment under the Credit Agreement or any participation on any Letter of Credit outstanding thereunder and (iii) no Exiting Lender shall have any rights under the Credit Agreement or any other Loan Document (other than rights under the Credit Agreement expressly stated to survive the termination of the Credit Agreement and the repayment of amounts outstanding thereunder).

         (b) Lenders hereby authorize Administrative Agent and Borrower to request Revolving Loans from the Lenders (other than the Exiting Lenders), to make prepayments of Revolving Loans and to reduce commitments under the Credit Agreement among Lenders in order to ensure that, upon the effectiveness of this Amendment, the Revolving Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Revolving Percentages and that the Revolving Commitments shall be as set forth on Schedule 1.1A of the Credit Agreement, as amended hereby, and no such borrowing, prepayment or reduction shall violate any provisions of the Credit Agreement. Lenders hereby confirm that, from and after the Effective Date, all participants of Lenders in respect of Letters of Credit outstanding under the Credit Agreement pursuant to subsection 2.8(a) thereof shall be based upon the Revolving Percentages of Lenders (after giving effect to this Amendment).

         (c) Lenders hereby waive any requirements for minimum amounts of prepayments of Revolving Loans, ratable reductions of the Revolving Commitments of Lenders under the Credit Agreement and ratable payments on account of the principal or interest of any Revolving Loan under the Credit Agreement to the extent such prepayment, reductions or payments are required pursuant to Section 3.2(b).

         (d) The Borrower hereby terminates, effective as of the Effective Date, in full the commitments under the Credit Agreement of the Exiting Lenders. Borrower and Lenders hereby authorize Administrative Agent to enter into appropriate documentation with the Exiting Lenders confirming such terminations.

                                   ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

         (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

         (b) The Company and Borrower are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Borrower have duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Borrower hereunder.

         (c) The execution and delivery by the Company and Borrower of this Amendment, the performance by the Company and Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or agreement of limited partnership of the Company or Borrower (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Borrower of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual consolidated financial statements of the Company dated as of December 31, 2001 and the unaudited quarterly consolidated financial statements of the Company dated as of June 30, 2002 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Borrower or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Amendment and under the Credit Agreement.

         Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         Section 5.6. Amendment Fee. In consideration of this Amendment, provided that all Lenders are signatory to this Amendment on or before 5:00 p.m., Dallas, Texas time on the date hereof, Borrower will pay to Administrative Agent, for the account of each Lender, an amendment fee determined by multiplying .50% times such Lender's Revolving Commitment, which shall be due and payable on the date hereof.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                               CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                               By:      Chesapeake Operating, Inc., its general
                                        partner


                               By:      /s/ MARTHA A. BURGER
                                        ----------------------------------------
                                        Name: Martha A. Burger
                                        Title: Treasurer and Sr. Vice President
                                                  Human Resources


                               CHESAPEAKE ENERGY CORPORATION



                               By:      /s/ MARTHA A. BURGER
                                        ----------------------------------------
                                        Name: Martha A. Burger
                                        Title: Treasurer and Sr. Vice President
                                                  Human Resources

                               UNION BANK OF CALIFORNIA, N.A.
                               Administrative Agent, Collateral Agent, Issuing Lender and Lender



                               By:    /s/ RANDALL OSTERBERG
                                      ------------------------------------------
                                      Name:  Randall Osterberg
                                      Title:  Senior Vice President


                               By:    /s/ SEAN MURPHY
                                      ------------------------------------------
                                      Name: Sean Murphy
                                      Title: Assistant Vice President

                                    EXHIBIT A
                                       to
        Fourth Amendment to Second Amended and Restated Credit Agreement


                                                                   SCHEDULE 1.1A

                                   COMMITMENTS


NAME OF LENDER                                                         REVOLVING COMMITMENT
Bank of Oklahoma, N.A.                                                          $ 17,500,000
Bank of Scotland                                                                  17,500,000
Bear Stearns Corporate Lending Inc.                                               15,000,000
BNP Paribas                                                                       22,500,000
Comerica Bank - Texas                                                             17,500,000
Compass Bank                                                                      17,500,000
Credit Lyonnais New York Branch                                                   10,000,000
Natexis Banque Populaires                                                          7,500,000
PNC Bank, National Association                                                    10,000,000
RZB Finance LLC                                                                   10,000,000
Sumitomo Mitsui Banking Corporation                                                5,000,000
Toronto Dominion (Texas), Inc.                                                    22,500,000
Union Bank of California, N.A.                                                    25,000,000
Washington Mutual Bank, FA                                                        25,000,000
                                                                                  ----------

TOTAL REVOLVING COMMITMENT                                                      $222,500,000

                                    EXHIBIT B
                                       to
        Fourth Amendment to Second Amended and Restated Credit Agreement


                                                                       EXHIBIT J

              FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT

         This AMENDMENT is made as of the _____ day of __________, 200_ by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and _________________________ ("Supplemental Lender").

         Borrower, Administrative Agent and certain other Lenders, as described therein, are parties to that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated, the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.

         Pursuant to Section 10.6A of the Credit Agreement, Borrower has the right to increase the aggregate Revolving Commitment by obtaining additional Revolving Commitments upon satisfaction of certain conditions. This Amendment requires only the signature of Borrower, Administrative Agent and Supplemental Lender so long as the Aggregate Commitment is not increased above the amount permitted by the Credit Agreement.

         Supplemental Lender is either (a) an existing Lender which is increasing its Revolving Commitment or (b) a new Lender which is a lending institution whose identity Administrative Agent will approve by its signature below.

         In consideration of the foregoing, such Supplemental Lender, from and after the date hereof shall have a **[Revolving Commitment of $_______________ and if it is a new Lender, Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.]**

         Borrower has executed and delivered to Supplemental Lender as of the date hereof, if requested by Supplemental Lender, a new or amended and restated
Note in the form attached to the Credit Agreement as Exhibit H to evidence the new or increased Revolving Commitment of Supplemental Lender.

         IN WITNESS WHEREOF, Administrative Agent, Borrower and Supplemental Lender have executed this Amendment as of the date shown above.


                                 CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                                 By: Chesapeake Operating, Inc., its general partner


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 [SUPPLEMENTAL LENDER]


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as Administrative Agent


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT C
                                       to
        Fourth Amendment to Second Amended and Restated Credit Agreement


                                 LENDER ADDENDUM

         The undersigned Lender (i) consents to the Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of November 4, 2002 (the "Amendment"), among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership (the "Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), and Union Bank of California, N.A., as administrative agent and collateral agent (in such capacities, the "Administrative Agent") and agrees to all of the provisions thereof and (ii) becomes a party thereto, as a Lender, with obligations applicable to such Lender thereunder, including, without limitation, the obligation to make extensions of credit to the Borrower in an aggregate principal amount not to exceed the amount of its Revolving Commitment, as the case may be, as set forth opposite the undersigned Lender's name in Schedule 1.1A to the Credit Agreement, as such amount may be changed from time to time as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.



                                        ----------------------------------------
                                        (Name of Lender)


                                 By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated as of November 4, 2002

                                                                Fourth Amendment


                              CONSENT AND AGREEMENT


         By its execution below, each Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement),
(iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION


By:      /s/ MARTHA A. BURGER
         ------------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources

THE AMES COMPANY, INC.



By:      /s/ MARTHA A. BURGER
         ----------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE ACQUISITION CORPORATION



By:      /s/ MARTHA A. BURGER
         -------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION



By:      /s/ MARTHA A. BURGER
         --------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE OPERATING, INC.



By:      /s/ MARTHA A. BURGER
         --------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources

CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
By: CHESAPEAKE OPERATING, INC., its General Partner


By:      /s/ MARTHA A. BURGER
         --------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources

CHESAPEAKE ROYALTY COMPANY



By:      /s/ MARTHA A. BURGER
         --------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE-STAGHORN ACQUISITION L .P.
By: CHESAPEAKE OPERATING, INC., its General Partner



By:      /s/ MARTHA A. BURGER
         -----------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources

CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources

GOTHIC ENERGY CORPORATION


By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

GOTHIC PRODUCTION CORPORATION


By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

NOMAC DRILLING CORPORATION



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CARMEN ACQUISITION CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

SAP ACQUISITION CORP.


By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE MOUNTAIN FRONT CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE KNAN ACQUISITION CORPORATION



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE FOCUS CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE ENO ACQUISITION CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE BETA CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE DELTA CORP.



By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer

CHESAPEAKE SIGMA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner


By:      /s/ MARTHA A. BURGER
         -------------------------------------------------
         Name: Martha A. Burger
         Title: Treasurer and Sr. Vice President Human Resources